UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2016

CARTER VALIDUS MISSION CRITICAL REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54675	27-1550167
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4890 West Kennedy Blvd.

Suite 650

Tampa, Florida 33609

(Address of principal executive offices)

(813) 287-0101

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information reported in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported in a Current Report on Form 8-K filed on August 25, 2015, Carter/Validus Operating Partnership, LP (“CVOP”), the operating partnership of Carter Validus Mission Critical REIT, Inc. (the “Company”), and certain of the Company’s subsidiaries amended certain agreements related to the Company’s credit facility (the “KeyBank Credit Facility”) to add certain lenders and to increase the maximum commitments available under the KeyBank Credit Facility from $365,000,000 to an aggregate of up to $475,000,000, consisting of a $400,000,000 revolving line of credit, with a maturity date of May 28, 2017, subject to CVOP’s right to a 12-month extension, and a $75,000,000 term loan, with a maturity date of May 28, 2018, subject to CVOP’s right to a 12-month extension. The new and existing lenders agreed to continue to make the loans on an unsecured basis. Subject to certain conditions, the KeyBank Credit Facility can be increased to $500,000,000.

In addition, as previously reported in a Current Report on Form 8-K filed on August 25, 2015, CVOP, as borrower, entered into an agreement with KeyBank National Association (“KeyBank”) and other lenders identified therein, as lenders, to obtain an unsecured term loan facility in an aggregate maximum principal amount of $135,000,000 (the “KeyBank Term Loan Facility”). The initial term of the KeyBank Term Loan Facility is 60 months from the closing date, with a maturity date of August 21, 2020. Subject to certain conditions, the KeyBank Term Loan Facility can be increased to $300,000,000.

The Company refers to the KeyBank Credit Facility and the KeyBank Term Loan Facility collectively as the “Unsecured Credit Facility.”

On May 23, 2016, in connection with the Company’s acquisition of five healthcare properties belonging to a healthcare portfolio, CVOP, through a wholly-owned subsidiary, entered into joinder agreements with KeyBank to add the properties to the unencumbered pool of the Unsecured Credit Facility, which increased CVOP’s unencumbered pool availability under the Unsecured Credit Facility by approximately $35,500,000. As of May 25, 2016, CVOP had a total unencumbered pool availability under the Unsecured Credit Facility of $494,475,116 and an aggregate outstanding balance of $428,000,000. As of May 25, 2016, $66,475,116 remained available to be drawn on the Unsecured Credit Facility.

The actual amount of credit available under the Unsecured Credit Facility is a function of certain loan-to-cost, loan-to-value, debt yield and debt service coverage ratios contained in the Unsecured Credit Facility agreements.

The material terms of the joinder agreements are qualified in their entirety by the terms of the agreements attached hereto as Exhibits 10.1 and 10.2, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Joinder Agreement, dated May 23, 2016, by HCP-PAM WARM SPRINGS, LLC, HC-20050 CRESTWOOD BLVD., LLC, HC-42074 VETERANS AVENUE, LLC, HC-101 JAMES COLEMAN DRIVE, LLC, HC-102 MEDICAL DRIVE, LLC, and HC-1445 HANZ DRIVE, LLC to KeyBank National Association, as Agent.

10.2	Joinder Agreement, dated May 23, 2016, by HCP-PAM WARM SPRINGS, LLC, HC-20050 CRESTWOOD BLVD., LLC, HC-42074 VETERANS AVENUE, LLC, HC-101 JAMES COLEMAN DRIVE, LLC, HC-102 MEDICAL DRIVE, LLC, and HC-1445 HANZ DRIVE, LLC to KeyBank National Association, as Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carter Validus Mission Critical REIT, Inc.

Dated: May 25, 2016	By:	/s/ Todd M. Sakow
	Name:	Todd M. Sakow
	Title:	Chief Financial Officer